Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Fourth Quarter and Fiscal Year End 2017 Results
Assets Under Management of $28.5 Billion, a $1.6 Billion Increase from Last Year
Net Income Per Share for the Fourth Quarter of $0.31 Includes $0.13 Per Share of One Time Costs Associated with Growth Initiatives
______________________________________________________________________________

Newton, MA (December 12, 2017). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the quarter and fiscal year ended September 30, 2017.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2017 results:

“One of our strategic goals for fiscal 2017 was to begin the process of diversifying RMR's revenues. In September 2017, we completed the $62 million initial public offering for Tremont Mortgage Trust, a commercial mortgage REIT that is managed by an SEC registered investment advisor subsidiary of RMR. During the quarter, we also took steps to grow our real estate securities management business. In September 2017, the RMR Real Estate Income Fund completed a rights offering that raised $45 million (or approximately $75 million on a levered basis). Collectively, these initiatives resulted in RMR incurring approximately $6.7 million, or $0.13 per share, of one time transaction costs during the fourth quarter.

Fiscal 2018 has also started strong, as our client companies have publicly reported over $1.5 billion in completed acquisitions, the majority of which resulted from Government Properties Income Trust's acquisition of First Potomac Realty Trust.”

Fourth Quarter Fiscal 2017 Highlights:

•
As of September 30, 2017, The RMR Group Inc. had approximately $28.5 billion of total assets under management, compared to total assets under management of $27.9 billion as of June 30, 2017 and $26.9 billion as of September 30, 2016.

•	The RMR Group Inc. earned management services revenues for the three months ended September 30, 2017 and 2016 from the following sources (dollars in thousands):

	Three Months Ended September 30,
	2017		2016
Managed Equity REITs (1)	$36,845	83.3%	$36,719	84.0%
Managed Operators (2)	6,779	15.3%	6,636	15.2%
Other	634	1.4%	365	0.8%
Total Management Services Revenues	$44,258	100.0%	$43,720	100.0%

(1)	Managed Equity REITs collectively refers to: Government Properties Income Trust (GOV), Hospitality Properties Trust (HPT), Select Income REIT (SIR) and Senior Housing Properties Trust (SNH).
(2) Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation and TravelCenters of America LLC (TA).

•
For the three months ended September 30, 2017, net income was $13.1 million and net income attributable to The RMR Group Inc. was $5.0 million, or $0.31 per share, compared to net income of $18.8 million and net income attributable to The RMR Group Inc. of $7.4 million, or $0.46 per share, for the three months ended September 30, 2016.

•
For the three months ended September 30, 2017, Adjusted EBITDA was $27.1 million and Adjusted EBITDA Margin was 56.8%, compared to Adjusted EBITDA of $27.4 million and Adjusted EBITDA Margin of 58.3% for the three months ended September 30, 2016. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include incentive business management fees earned, if any, which may not be recurring.

•
During the fiscal fourth quarter, Tremont Mortgage Trust, or TRMT, completed a $62.0 million initial public offering, or IPO. TRMT is a commercial mortgage REIT that principally focuses on originating and investing in floating rate, first mortgage loans secured by middle market and transitional commercial real estate. Also during the quarter, the RMR Real Estate Income Fund, or RIF, completed a $45.0 million rights offering, which will increase RIF's total managed assets by approximately $75.0 million after including the effects of additional leverage. RIF is a publicly traded closed end registered investment company that invests in securities of unaffiliated real estate companies, including REITs. TRMT and RIF are managed by separate SEC registered investment advisor subsidiaries of RMR. RMR incurred approximately $6.7 million, or $0.13 per share, of one time transaction costs associated with these capital raising activities for TRMT and RIF during the quarter. In connection with the IPO of TRMT, RMR also acquired 600,000 common shares of TRMT for $12.0 million.

•	As of September 30, 2017, The RMR Group Inc. had cash and cash equivalents of $108.6 million and no indebtedness.

Summary Results for the Quarter Ended September 30, 2017:

Total revenues for the quarter ended September 30, 2017 increased 0.7% to $56.6 million from $56.3 million for the same period in 2016. Net income attributable to The RMR Group Inc. for the quarter ended September 30, 2017 was $5.0 million, or $0.31 per share, compared to net income attributable to The RMR Group Inc. of $7.4 million, or $0.46 per share, for the quarter ended September 30, 2016. Net income attributable to The RMR Group Inc. for the quarter ended September 30, 2017 includes $6.7 million, or $0.13 per share, of transaction costs related to the TRMT and RIF transactions described above.

Net income attributable to The RMR Group Inc. for the quarter ended September 30, 2016 included $0.3 million, or $0.01 per share, of transaction and acquisition related costs.

Adjusted EBITDA for the quarter ended September 30, 2017 was $27.1 million compared to Adjusted EBITDA of $27.4 million for the quarter ended September 30, 2016.

Summary Results for the Fiscal Year Ended September 30, 2017:

Total revenues for the fiscal year ended September 30, 2017 were $271.7 million, including $52.4 million of incentive business management fees, compared to $266.9 million, including $62.3 million of incentive business management fees, for the fiscal year ended September 30, 2016. Net income attributable to The RMR Group Inc. for the fiscal year ended September 30, 2017 was $42.3 million, or $2.63 per share, compared to $37.2 million, or $2.33 per share, for the fiscal year ended September 30, 2016. Adjusted EBITDA for the fiscal year ended September 30, 2017 was $107.2 million compared to $100.1 million for the fiscal year ended September 30, 2016.

Reconciliations to GAAP:

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income and net income attributable to The RMR Group Inc. for the three months and fiscal year ended September 30, 2017 to the three months and fiscal year ended September 30, 2016 are presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust, plus (iv) the contributed capital and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Annual Reports on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter and fiscal year ended September 30, 2017 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, December 19, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10113386. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal fourth quarter ended September 30, 2017 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of September 30, 2017, The RMR Group LLC had approximately $28.5 billion of total assets under management, including more than 1,400 properties, and employed over 475 real estate professionals in more than 35 offices throughout the United States; the companies managed by The RMR Group LLC collectively had over 53,000 employees and total revenues for the 12 months ended September 30, 2017 of over $11 billion. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
THIS PRESS RELEASE STATES THAT ONE OF THE RMR GROUP INC.'S STRATEGIC GOALS FOR 2017 WAS TO BEGIN THE PROCESS OF DIVERSIFYING ITS REVENUES. THIS PRESS RELEASE ALSO REFERS TO THE COMPLETION OF AN IPO FOR TRMT AND THE COMPLETION OF A RIGHTS OFFERING BY RIF. THESE STATEMENTS MAY IMPLY THAT THESE TRANSACTIONS AND OTHER EFFORTS BY THE RMR GROUP INC. WILL RESULT IN THE RMR GROUP INC. DIVERSIFYING ITS REVENUES. HOWEVER, THERE CAN BE NO ASSURANCE THAT ANY OF THESE TRANSACTIONS WILL RESULT IN THE RMR GROUP INC. DIVERSIFYING ITS REVENUES. IN FACT, ONE OR MORE OF THE RMR GROUP INC.'S EXISTING CLIENT CONTRACTS MAY BE TERMINATED AND THE RMR GROUP INC.'S REVENUES MAY BECOME LESS DIVERSE THAN THEY ARE AT PRESENT; AND

•
THIS PRESS RELEASE STATES THAT THE RMR GROUP INC.'S CLIENT COMPANIES HAVE PUBLICLY REPORTED OVER $1.5 BILLION IN COMPLETED ACQUISITIONS, THE MAJORITY OF WHICH RESULTED FROM GOV'S ACQUISITION OF FIRST POTOMAC REALTY TRUST, OR FPO. THIS STATEMENT MAY IMPLY THAT THE RMR GROUP INC. EXPECTS THAT THE BUSINESS MANAGEMENT FEES AND PROPERTY MANAGEMENT FEES IT EARNS FROM GOV IN THE FUTURE MAY INCREASE AS A RESULT OF GOV'S ACQUISITION OF FPO. HOWEVER, THE RMR GROUP INC.'S ABILITY TO REALIZE INCREASED EARNINGS FROM GOV AS A RESULT OF ITS ACQUISITION OF FPO WILL DEPEND ON GOV’S ABILITY TO GROW AND MAINTAIN ITS MARKET CAPITALIZATION, BUSINESS AND SHAREHOLDER RETURNS AND ON THE RMR GROUP INC.'S ABILITY TO PROVIDE SERVICES PROFITABLY. MOREOVER, DECLINES IN EARNINGS FROM OTHER CLIENTS OR FOR OTHER REASONS MAY EXCEED ANY ADDITIONAL EARNINGS THE RMR GROUP INC. MAY REALIZE AS A RESULT OF GOV’S ACQUISITION OF FPO.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016
Revenues
Management services (1)	$44,258	$43,720	$227,294	$226,660
Reimbursable payroll related and other costs	11,309	11,667	40,332	37,660
Advisory services	1,069	879	4,102	2,620
Total revenues	56,636	56,266	271,728	266,940
Expenses
Compensation and benefits	27,203	26,401	99,753	91,985
Separation costs	—	—	—	1,358
General and administrative	6,116	5,693	25,189	23,163
Transaction and acquisition related costs	6,734	326	9,187	1,966
Depreciation and amortization	488	435	2,038	1,768
Total expenses	40,541	32,855	136,167	120,240
Operating income	16,095	23,411	135,561	146,700
Interest and other income	506	90	1,565	234
Income before income tax expense and equity in losses of investees	16,601	23,501	137,126	146,934
Income tax expense	(3,440)	(4,669)	(28,251)	(24,573)
Equity in losses of investees	(45)	—	(206)	—
Net income	13,116	18,832	108,669	122,361
Net income attributable to noncontrolling interest	(8,073)	(11,458)	(66,376)	(85,121)
Net income attributable to The RMR Group Inc.	$5,043	$7,374	$42,293	$37,240

Weighted average common shares outstanding - basic	16,041	16,010	16,032	16,005
Weighted average common shares outstanding - diluted	16,062	16,010	16,048	16,005

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.31	$0.46	$2.63	$2.33

(1)    Includes business management fees earned from the Managed Equity REITs based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents for each Managed Equity REIT: a summary of its primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of September 30, 2017 and 2016, as applicable:

		Lesser of Historical Cost of Assets Under Management
		or Market Capitalization (a)
		As of September 30,
REIT	Primary Strategy	2017	2016
GOV	Office buildings majority leased to government tenants	$2,221,945	$2,071,050
HPT	Hotels and travel centers	8,740,307	8,330,553
SIR	Lands and properties primarily leased to single tenants	4,575,215	4,743,774
SNH	Healthcare, senior living and medical office buildings	8,233,984	8,142,327
		$23,771,451	$23,287,704

(a)
The basis on which The RMR Group Inc. calculated its base business management fees for the three months and fiscal years ended September 30, 2017 and 2016 may differ from the basis at the end of the periods presented in this table. As of September 30, 2017, the market capitalization was lower than the historical costs of assets under management for HPT, SIR and SNH; the historical costs of assets under management for HPT, SIR and SNH as of September 30, 2017, were $9,919,649, $4,884,230 and $8,321,575, respectively. For GOV, the historical cost of assets under management was lower than its market capitalization of $3,962,327 as of September 30, 2017.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016
Reconciliation of EBITDA and Adjusted EBITDA:
Net income	$13,116	$18,832	$108,669	$122,361
Plus: income tax expense	3,440	4,669	28,251	24,573
Plus: depreciation and amortization	488	435	2,038	1,768
EBITDA	17,044	23,936	138,958	148,702
Plus: other asset amortization	2,354	2,354	9,416	9,416
Plus: operating expenses paid in The RMR Group Inc.'s common shares	949	758	1,970	933
Plus: separation costs	—	—	—	1,358
Plus: transaction costs related to the TRMT IPO and RIF rights offering	6,734	—	8,850	—
Plus: other transaction and acquisition related costs	—	326	337	1,966
Plus: business email compromise fraud costs	89	—	774	—
Less: certain other net adjustments	(77)	—	(681)	—
Less: incentive business management fees earned	—	—	(52,407)	(62,263)
Adjusted EBITDA	$27,093	$27,374	$107,217	$100,112

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any
incentive business management fees)(2)	$47,681	$46,953	$188,405	$176,433
Adjusted EBITDA	$27,093	$27,374	$107,217	$100,112
Adjusted EBITDA Margin	56.8%	58.3%	56.9%	56.7%

(1)
    EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax, depreciation and amortization, incentive business management fees, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction costs related to the TRMT IPO and RIF rights offering, other transaction and acquisition related costs, business email compromise fraud costs and certain other net adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. or operating income as presented in The RMR Group Inc.'s consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended September 30, 2017 and 2016 and $9,416 for each of the fiscal years ended September 30, 2017 and 2016, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $52,407 and $62,263 that The RMR Group Inc. recognized under GAAP pursuant to such contracts during the fiscal years ended September 30, 2017 and 2016, respectively, which were earned for the calendar years 2016 and 2015, respectively.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$108,640	$65,833
Due from related parties	25,161	24,862
Prepaid and other current assets	7,092	4,690
Total current assets	140,893	95,385

Furniture and equipment	4,800	5,024
Leasehold improvements	1,094	1,077
Capitalized software costs	1,876	4,250
Total property and equipment	7,770	10,351
Accumulated depreciation	(4,494)	(6,549)
	3,276	3,802
Due from related parties, net of current portion	7,551	7,754
Equity method investments	12,162	—
Goodwill	1,859	2,295
Intangible assets, net of amortization	462	1,085
Deferred tax asset	45,541	45,819
Other assets, net of amortization	171,975	181,391
Total assets	$383,719	$337,531

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$26,414	$20,579
Total current liabilities	26,414	20,579
Long term portion of deferred rent payable, net of current portion	1,028	778
Amounts due pursuant to tax receivable agreement, net of current portion	59,063	62,029
Employer compensation liability, net of current portion	7,551	7,754
Total liabilities	94,056	91,140

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,164,066 and
15,082,432 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	95,878	94,266
Retained earnings	86,836	44,543
Cumulative other comprehensive income	84	83
Cumulative common distributions	(33,298)	(17,209)
Total shareholders’ equity	149,531	121,714
Noncontrolling interest	140,132	124,677
Total equity	289,663	246,391
Total liabilities and equity	$383,719	$337,531

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